Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-236810 on Form S-1 of our report dated February 26, 2021, (March 30, 2021, as to the subsequent events described in Note 1) relating to the consolidated financial statements and financial statement schedules of Allstate Life Insurance Company. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
March 30, 2021